Exhibit 10.1

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease (“Fourth Amendment”), is made and entered into as of the 22 date of July, 2009, by and between Paragon Centre Holdings, LLC, a Kentucky limited liability company (“Landlord”) and Texas Roadhouse Holdings LLC, a Kentucky limited liability company (“Tenant”);

WITNESSETH THAT:

WHEREAS, Landlord and Tenant entered into that certain Amended and Restated Lease dated January 1, 2006, a First Amendment to Lease dated December 27, 2006, a Second Amendment to Lease dated May 10, 2007, and a Third Amendment to Lease dated September 7, 2007, (collectively, the “Lease”) for space in Two Paragon Centre as follows:

Suite 400 (16,023 square feet of rentable space);

Suite 100 (3,082 square feet of rentable space);

Suite 110 (2,416 square feet of rentable space);

Suite 120 (2,994 square feet of rentable space);

Suite 130, (2,313 square feet of rentable space);

Suite 140 (1,334 square feet of rentable space);

Suite 150 (3,317 square feet of rentable space);

Suite 200 (8,040 square feet of rentable space);

Suite 300 (4,334 square feet of rentable space);

Suite 305 (1,488 square feet of rentable space);

Suite 310 (1,405 square feet of rentable space);

Suite 315 (3,863 square feet of rentable space);

Suite 320 (4,581 square feet of rentable space)

Suite 250 (3,892 square feet of rentable space)

all located in Two Paragon Centre, 6040 Dutchmans Lane, Louisville, Kentucky, for a total of 59,082 square feet of rentable space (“Premises”);

WHEREAS, Tenant now occupies all of the aforesaid Suites and desires to lease additional space known as Suite 220 in Two Paragon Centre which will result in Tenant renting the entire building of Two Paragon Centre, including all commons areas of the building, for a total of 65, 917.6 square feet; and

WHEREAS, Landlord and Tenant desire to amend certain other terms and conditions of the Lease and evidence their agreements and other matters by means of this Fourth Amendment;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereby agree as follows:

1.                                       Pursuant to Exhibit C, paragraph 1 of the Lease, Landlord agrees to lease and Tenant agrees to accept in its “AS IS WHERE IS” condition, Suite 220 in Two Paragon Centre, thereby making Tenant the sole occupant of the entire building known as Two Paragon Centre. Paragraph 2.1 of the Lease shall be amended to include Suite 220 as a part of the Premises and the total rentable square footage of the Premises shall be amended to 65,917.6 square feet effective May 1, 2009.  Exhibit B shall be replaced with the attached Exhibit B. The term for Suite 220 shall run co-terminous with the remainder of the Premises. Paragraph 2.2 of the Lease is hereby amended to state that Tenant’s obligation to pay Base Rent and Tenant’s Prorata Share of Operating Expenses for Suite 220 commences January 1, 2010.  Exhibit C, paragraph 1 will be of no force and effect as Tenant now occupies the entire building of Two Paragon Centre.

2.                                       The original term of the Lease shall be amended to expire on December 31, 2025. The Extension Option under Exhibit C shall remain in full force and effect.

3.                                       The Expense Stop defined under Basic Lease Provisions section shall be changed to $3.63 per square foot beginning January 1, 2010.

4.                                       Landlord and Tenant agree that the Base Rent for the Premises beginning January 1, 2010, will be $14.93 per rentable square foot. Section 3.1 of the Lease will be amended as follows:

Months of Term	Premises	Base Rent per Rentable Square Foot	Total Base Rent	Base Rent Monthly
1/1/10-12/31/10	400, 100, 110, 120, 130, 140, 150, 200, 300, 305, 310, 315, 320, 250, 220	$14.93	$984,149.77	$82,012.48
1/1/11-12/31/11	400,100,110, 120,130, 140, 150, 200, 300, 305, 310, 315, 320, 250, 220	$15.18	$1,000,629.17	$83,385.76
1/1/12-12/31/12	400, 100, 110, 120, 130, 140, 150, 200, 300, 305, 310, 315, 320, 250, 220	$15.43	$1,017,108.57	$84,759.05
1/1/13-12/31/15	400, 100, 110, 120, 130, 140, 150, 200, 300, 305, 310, 315, 320, 250, 220	$15.93	$1,050,067.37	$87,505.61
1/1/16-12/31/20	400, 100, 110, 120, 130, 140, 150, 200, 300, 305, 310, 315, 320, 250, 220	$16.93	$1,115,984.97	$92,998.75

1/1/21-12/31/25	400, 100, 110, 120, 130, 140, 150, 200, 300, 305, 310, 315, 320, 250, 220	$17.93	$1,181,902.57	$98,491.88
Option 1	400, 100, 110, 120, 130, 140, 150, 200, 300, 305, 310, 315, 320, 250, 220	95% of Fair Market Rent (as defined in Exhibit C, Special Stipulations)

5.                                       Section 4.2 of the Lease shall be deleted in its entirety and the following language shall be inserted in lieu thereof:

“Keys and Locks. Landlord shall initially furnish Tenant with a reasonable number of keys or key fobs for the standard corridor doors serving the Premises. Additional keys or key fobs will be furnished by Landlord upon an order signed by Tenant and at Tenant’s expense. All such keys and/or key fobs shall remain the property of Landlord. Upon termination or expiration of this Lease or a termination of possession of the Premises by Tenant, Tenant shall surrender to Landlord all keys and/or key fobs to any locks on doors entering or within the Premises. Tenant shall be responsible for access of its employees, agents, concessionaires, licensees, customers and invitees to and from the building and to suites within the building, and notifying the security company when building access doors should be open or locked, including, but not limited to weekends and holidays. In addition, Tenant will provide contact information to the alarm monitoring company, whose contact information shall be supplied by Landlord to Tenant, so that Tenant may be notified in the event the security alarm is activated.”

6.                                       Section 3.2 and 4.1 of the Lease shall be amended as follows:  Beginning on January 1, 2010, the following services shall be provided by Tenant and shall no longer be the responsibility of the Landlord and shall not be billed as part of the Operating Expenses for the Premises:

A.                                   Elevator emergency phone and fire panel phone line (currently using Bellsouth).

B.                                     Monitoring for fire, elevator phones and door access (currently using Sonitrol Security Systems).

C.                                     Exterminator (currently using Okalona Pest Control)

D.                                    Interior Landscaping  (currently using Alpine Interior)

E.                                      Cleaning Supplies (currently using Eagle Paper)

F.                                      Cleaning Contract (currently using Jani-King)

G.                                     Utilities — LG&E (excludes parking lot lighting)

Landlord will continue managing the fire sprinklers and sprinkler testing and inspections, window washing, parking lot lighting and maintenance and waste removal.

7.                                       All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

8.                                       This Fourth Amendment shall not be valid and binding on Landlord and Tenant unless and until it has been completely executed by and delivered to both parties.

EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same, including but not limited to the Special Stipulations, detailed in Exhibit C of the Lease, excepting paragraph 1 which is no longer in force and effect. To the extent of any inconsistency between the Lease and this Fourth Amendment, the terms of this Fourth Amendment shall control as to the subject matter covered herein.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Fourth Amendment as of the date and year first above written.

LANDLORD:			TENANT:
PARAGON CENTRE			TEXAS ROADHOUSE
HOLDINGS, LLC			HOLDINGS LLC
A Kentucky limited liability			A Kentucky limited liability
company			company

By:	/s/ David W. Nicklies		By: Texas Roadhouse, Inc., a Delaware
	David W. Nicklies, Manager		corporation, its Manager

		By:	/s/ G.J. Hart
G.J. Hart, President,
Chief Executive Officer